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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-71130) and Forms S-8 (No. 33-63059, No. 333-61969, No. 333-17451, No. 333-82787 and No. 333-30272) of Black Hills
Corporation of our reports relating to the financial statements listed below, which appear in the Current Report on Form 8-KA1 of Black Hills Corporation dated February 16, 2001. Our reports referred to above are as follows:

- Report dated June 9, 2000, except for information in Note 11, for which the date is August 30, 2000, relating to the consolidated financial statements of Indeck Capital, Inc. and Subsidiaries
- Report dated February 25, 2000, relating to the consolidated financial statements of Indeck North American Power Fund, L.P.
- Report dated February 25, 2000, relating to the financial statements of Indeck North American Power Partners, L.P.
- Report dated February 25, 2000, relating to the financial statements of Northern Electric Power Co., L.P.
- Report dated February 25, 2000, relating to the financial statements of South Glens Falls Limited Partnership



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

February 16, 2001

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